UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 7, 2008

Date of Report (Date of earliest event reported)
IMARX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33043	86-0974730

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1635 East 18th Street
Tucson, AZ 85719-6803

(Address of principal executive offices)
(520) 770-1259

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
     As previously reported in the Company’s Current Report on Form 8-K filed on December 21, 2007 (the “Prior Filing”), on December 18, 2007, pursuant to the recommendation of the Compensation Committee of the Company’s board of directors (the “Board”), the Board increased the annual base salary of Brad Zakes, our president and chief executive officer, to $275,000, effective January 1, 2008. In addition, as previously reported in the Prior Filing, the Board approved an amendment to the Executive Employment Agreement by and between ImaRx Therapeutics, Inc. (the “Company”) and Mr. Zakes to extend to 12 months the continuation of his base salary, in the event his employment is terminated other than for cause or if he resigns for good reason. On February 5, 2008, the Company and Mr. Zakes entered into an Amendment No. 2 to Executive Employment Agreement to provide for the foregoing, and to provide for continuation of the Company’s payment on Mr. Zakes’ behalf of all premiums for medical, dental and vision insurance coverage for a period of 12 months following the termination of his employment other than for cause or his resignation for good reason. A copy of the Amendment No. 2 to Executive Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     In addition, as previously reported in the Prior Filing, pursuant to the recommendation of the Compensation Committee of the Board, the Board increased the annual base salary of Greg Cobb, our chief financial officer and treasurer, to $225,000, effective January 1, 2008. In addition, on February 5, 2008, the Company and Mr. Cobb entered into an Amendment No. 2 to Executive Employment Agreement that provides for continuation of the Company’s payment on Mr. Cobb’s behalf for six months of all premiums for medical, dental and vision insurance coverage, in the event his employment is terminated other than for cause or if he resigns for good reason. A copy of the Amendment No. 2 to Executive Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
     On February 5, 2008, pursuant to the recommendation of the Compensation Committee and approval of the Board, the Company entered into an Executive Employment Agreement, effective as of January 1, 2008, with Garen Manvelian, the Company’s chief medical officer, pursuant to which Mr. Manvelian will receive an annual base salary of $252,975, and continuation of his base salary and medical, dental and vision insurance coverage at the Company’s expense for a period of six months, in the event his employment is terminated other than for cause or if he resigns for good reason. A copy of the Executive Employment Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
     Also on February 5, 2008, pursuant to the recommendation of the Compensation Committee and approval of the Board, the Company entered into an Executive Employment Agreement, effective as of January 1, 2008, with Kevin Ontiveros, the Company’s vice president, legal affairs and general counsel, pursuant to which Mr. Ontiveros will receive an annual base salary of $206,520, and continuation of his base salary and medical, dental and vision insurance coverage at the Company’s expense for a period of six months, in the event his employment is terminated other than for cause or if he resigns for good reason. A copy of the Executive Employment Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Bradford A. Zakes

10.2	Amendment No. 2 to Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Greg Cobb

10.3	Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Garen Manvelian

10.4	Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Kevin Ontiveros

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2008	IMARX THERAPEUTICS, INC.
	By:	/s/ Kevin Ontiveros
Kevin Ontiveros,
Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Bradford A. Zakes

10.2	Amendment No. 2 to Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Greg Cobb

10.3	Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Garen Manvelian

10.4	Executive Employment Agreement dated as of January 1, 2008 by and between the Company and Kevin Ontiveros

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